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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): August 17, 2004
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                                 Accessity Corp.
             (Exact name of registrant as specified in its charter)


          New York                      0-21467                   11-2750412
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)



                       12514 West Atlantic Boulevard 33071

               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (954) 752-6161
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         (Former name or former address, if changed since last report.)

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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         The information contained in this Item 12 is being "furnished to" the SEC in accordance with SEC Release Nos. 33-8216 and 34-47226 and shall not be deemed "filed with" the SEC for purposes of Section 18 of the Securities Exchange of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 12 shall not be deemed incorporated by reference into any registration statement, proxy statement or other report except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

         On August 17, 2004 the Registrant reported in a press release its financial results for the period ended June 30, 2004. A copy of the press release is set forth below in its entirety:



NEWS RELEASE

FOR IMMEDIATE RELEASE..................................


                             ACCESSITY CONTACT:   CHARLES R. HOLCOMB
                                                  (954) 752-6161 EXT. 241

                          CORPORATE WEB ADDRESS:   WWW.ACCESSITYCORP.COM


         ACCESSITY CORP. REPORTS ADDITIONAL QUARTER OF IMPROVED RESULTS

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Coral Springs, FL, August 17, 2004....ACCESSITY CORP. [NASDAQ SMALLCAP: ACTY]
reported that its pretax loss from continuing operations decreased 70% from $476,000 in the second quarter of 2003 to $145,000 in the second quarter of 2004, or $331,000. The decrease was largely attributable to a non-recurring income item of approximately $280,000 which resulted from an arbitration award granted to the Company in its claim for wrongful termination of a Memorandum of Understanding with Presidion Solutions, Inc. in which the two companies contemplated merging. The Company's net losses in the 2004 quarter equated to $.06 per basic and diluted share. In the comparable quarter of 2003, the net loss was $.20 per basic and diluted share, including losses from continuing operations of $.22, offset by income from the discontinued affinity service operations of $.02 per share. On a year-to-date basis, the Company's net loss from continuing operations decreased from $1,100,000 for the six months ended June 30, 2003 to $569,000 for the comparable period in 2004. The Company's net losses for these periods equated to $.25 per basic and diluted share in 2004 versus $.42 per share in 2003 (net of income from discontinued operations of $.09).

The Company's reduced losses for the six months of the 2004 resulted not only from

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the arbitration award noted above, but also from the operations of Sentaur, its medical claim audit and recovery service to hospitals, which had only begun generating revenues for a few months during 2003 but was operational for the entire six months during 2004. As a result, Sentaur's revenues increased $267,000 on a year-to-date basis. However, despite the increased revenue level, it was not profitable during the current quarter, and has not been profitable or able to contribute to the corporate overhead expenses on a cumulative basis.
..
Barry Siegel, Chief Executive Officer, noted that the Company is in a strong position financially, with no debt and reduced operating expenses. Current assets total $4.2 million including cash and investments of $3.8 million and a note receivable related to its arbitration award of $181,000.

The Company also held an investor conference call last week, in a matter unrelated to its earnings, regarding its definitive agreement to acquire Pacific Ethanol, Inc., Kinergy Marketing, LLC and Re-Energy, LLC in a stock-for-stock share exchange which would result in a change of control. In the conference call, (which can be heard on the website at pacificethanol.net) selected executives from each of the parties discussed the substantial progress being made on the due diligence, the increasing demand in the ethanol market and its potential, as well as expected near term plans for Accessity Corp. to submit its proxy to the Securities and Exchange Commission for review prior to the mailing to shareholders for their vote. The transaction is subject to satisfaction of due diligence, shareholder approval and certain other additional conditions.


This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Accessity Corp. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language. Accessity Corp. undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 Accessity Corp.

                                 By: /s/ Barry Siegel
                                     --------------------------------
                                     Name: Barry Siegel
                                     Title: Chairman of the Board, President and
                                     Chief Executive Officer


Date: August 19, 2004














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